Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 30, 2022, with respect to the consolidated financial statements of Aerovate Therapeutics, Inc., incorporated herein by reference.

/s/ KPMG LLP

San Diego, California
March 30, 2022